CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Trustees of

Federated Asset Allocation Fund (formerly, Federated Stock and Bond Fund):

We consent to the use of our report dated January 25, 2011, with respect to the financial statements of the Federated Asset Allocation Fund (formerly, Federated Stock and Bond Fund), as of November 30, 2010, incorporated herein by reference in the prospectus/proxy statement filed in form N-14.

Boston, Massachusetts

April 12, 2011

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated September 28, 2010, with respect to the financial statements of EquiTrust Series Fund, Inc., included in the Registration Statement (Form N-14) and related Prospectus/Proxy Statement and Statement of Additional Information related to the acquisition of the assets of portfolios of EquiTrust Series Fund, Inc. by and in exchange for shares of Federated Liberty U.S. Government Money Market Trust, Federated Total Return Bond Fund, Federated Asset Allocation Fund, Federated Bond Fund, or Federated Capital Appreciation Fund, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Des Moines, Iowa

April 11, 2011